Exhibit 10.9
OYSTER POINT PHARMA, INC.
OUTSIDE DIRECTOR COMPENSATION POLICY

(Adopted on January 21, 2021, effective as of the 2021 Annual Meeting)

Oyster Point Pharma, Inc. (the “Company”) believes that the granting of equity and cash compensation to its members of the Board of Directors (the “Board,” and members of the Board, “Directors”) represents a powerful tool to attract, retain and reward Directors who are not employees of the Company (“Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2019 Equity Incentive Plan (the “Plan”). Outside Directors will be solely responsible for any tax obligations they incur as a result of the equity and cash payments received under this Policy.

1. CASH COMPENSATION

The following annual cash compensation for Outside Directors is payable quarterly in arrears on a prorated basis.

REGULAR MEETINGS OF THE BOARD

Annual compensation for the general services of Outside Directors is as follows:

Outside Director	$40,000	Cash Annual Retainer
Chairman of the Board	$75,000	Cash Annual Retainer
Directors will receive no additional compensation for attending regular meetings of the Board.
AUDIT COMMITTEE

Annual compensation for Audit Committee members is as follows:

Chairman of Committee	$20,000	Cash Annual Retainer
Committee Members	$10,000	Cash Annual Retainer
There are no per meeting attendance fees for attending Audit Committee meetings.
COMPENSATION COMMITTEE

Annual compensation for the Compensation Committee is as follows:

Chairman of Committee:	$15,000	Cash Annual Retainer
Committee Members	$6,000	Cash Annual Retainer

There are no per meeting attendance fees for attending Compensation Committee meetings.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Compensation for the Nominating and Corporate Governance Committee is as follows:

Chairman of Committee:	$10,000	Cash Annual Retainer
Committee Members:	$5,000	Cash Annual Retainer
There are no per meeting attendance fees for attending Nominating and Corporate Governance Committee meetings.
For clarity, each Outside Director who serves as the chair of a committee will receive only the annual fee as the chair of the committee and not the additional annual fee as a member of the committee, provided that the Outside

Director who serves as the Chairman of the Board will receive the annual fee as the Chairman of the Board and the annual fee as an Outside Director.

2. EQUITY COMPENSATION

Outside Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under the Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Sections (b) and (c) of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(a) No Discretion. No person will have any discretion to select which Outside Directors will be granted Annual Awards (as defined below) under this Policy or to determine the number of Shares to be covered by such Awards (except as provided in subsection (e) below).

(b) Initial Awards. Upon first joining the Board (such date, the “Start Date”), each Outside Director will be automatically granted the following awards:

(1) an award of Restricted Stock Units and Non-Statutory Stock Options with a combined Value of 0.08% of the total number of shares outstanding as of the grant date (the “Initial Award”). The Non-Statutory Stock Options will vest over three years (on the same day of the month as the Start Date) with 1/3 cliff vesting at 12 months and the remainder to vest at 1/24 per month and the Restricted Stock Units will vest over three years (on the same day of the month as the Start Date) with 1/3 vesting annually, in each case, subject to continued service as a Service Provider through each vesting date. The number of Non-Statutory Stock Options will be calculated by multiplying the total shares outstanding, as of the grant date, by 0.08% and multiplying the product by 50%. The number of Restricted Stock Units will be calculated by (a) multiplying the total shares outstanding, as of the grant date, by 0.08% and multiplying the product by 50% (the “Initial Award RSU Quantity”) and (b) dividing the Initial Award RSU Quantity by 1.5, plus

(2) an award of Restricted Stock Units and Non-Statutory Stock Options equal to (A) the number of (i) Restricted Stock Units and (ii) Non-Statutory Stock Options, both subject to the Annual Award provided to Outside Directors at the last annual meeting of stockholders (the “Annual Meeting”) each multiplied by (B) a fraction (i) the numerator of which is (x) 12 minus (y) the number of fully completed months between the date of the last Annual Meeting and the Start Date and (ii) the denominator of which is 12, rounded to the nearest unit (together the “Additional Initial Award”). The Additional Initial Award will vest on the same schedule as the Restricted Stock Units and Non-Statutory Stock Options subject to such other outstanding Annual Awards, but, in case, will vest fully on the date of the next Annual Meeting held after the date of grant if not fully vested on such date, in each case, subject to continued service as a Service Provider through each vesting date.

(c) Annual Awards.

(1) On the day following the Annual Meeting, each Outside Director (including the Chairman of the Board) will be automatically granted an award of Restricted Stock Units and Non-Statutory Stock Options with a combined Value of 0.04% of the total shares outstanding as of the annual meeting (the “Annual Award”). The Non-Statutory Stock Options will vest monthly as to 1/12th of the total Non-Statutory Stock Options subject to the Annual Award beginning on the first month following the grant date (on the same day of the month as the grant date) and the Restricted Stock Units will vest on the one year anniversary of the grant date, but, in each case, the Annual Award will vest fully on the date of the next Annual Meeting held after the date of grant if not fully vested on such date, in each case, subject to continued service as a Service Provider through each vesting date. The number of Non-Statutory Stock Options will be calculated by multiplying the total shares outstanding, as of the annual meeting, by 0.04% and multiplying the product by 50%. The number of Restricted Stock Units will be calculated by (a) multiplying the total shares outstanding, as of the annual meeting, by 0.04% and multiplying the product by 50% (the “Annual Award RSU Quantity”) and (b) dividing the Annual Award RSU Quantity by 1.5.

(d) Value. For purposes of this Sections (b) and (c), “Value” means the fair value for financial accounting purposes on the date of grant, with the number of Shares of our Common Stock determined based on that Value, rounded down.

(e) Revisions. The Compensation Committee in its discretion may change and otherwise revise the terms of Initial Awards, Additional Initial Awards or Annual Awards granted under this Policy, including, without limitation, the number of Shares subject thereto, for Initial Awards, Additional Initial Awards or Annual Awards of the same or different type granted on or after the date the Compensation Committee determines to make any such change or revision.

3. CHANGE IN CONTROL

In the event of a Change in Control, each Outside Director will fully vest in his or her outstanding Company equity awards, including any Initial Award, Additional Initial Award or Annual Award, provided that the Outside Director continues to be a Service Provider through such date.

4. ANNUAL COMPENSATION LIMIT

No Outside Director may be paid, issued or granted, in any Fiscal Year, cash compensation and Awards with an aggregate value greater than $750,000 (with the value of each Award based on its Grant Value for purposes of the limitation under this Section 4). Any cash compensation paid or Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 4.

5. TRAVEL EXPENSES

Each Outside Director’s reasonable, customary and documented travel expenses to Board meetings will be reimbursed by the Company.

6. ADDITIONAL PROVISIONS

All provisions of the Plan not inconsistent with this Policy will apply to Awards granted to Outside Directors.

7. ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Policy, will adjust the number of Shares issuable pursuant to Awards granted under this Policy.

8. SECTION 409A

In no event will cash compensation or expense reimbursement payments under this Policy be paid after the later of (i) the 15th day of the 3rd month following the end of the Company’s fiscal year in which the compensation is earned or expenses are incurred, as applicable, or (ii) the 15th day of the 3rd month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and guidance thereunder, as may be amended from time to time (together, “Section 409A”). It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. In no event will the Company reimburse an Outside Director for any taxes imposed or other costs incurred as a result of Section 409A.

9. REVISIONS

The Board may amend, alter, suspend or terminate this Policy at any time and for any reason. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Outside Director and the Company. Termination of this Policy will not affect the Board’s or the Compensation Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted under the Plan pursuant to this Policy prior to the date of such termination.